                                                                  EXHIBIT (21)m.
                                                                  (ITEM 601(21))

                         SUBSIDIARIES OF THE REGISTRANT


                                                            Jurisdiction
                                                                  of
Subsidiary                                                  Incorporation
- ----------                                                  -------------
Hach Europe, S.A./N.V.                                      Belgium

Hach (Barbados) FSC, Inc.                                   Barbados

Hach Sales & Service Canada Ltd.                            Canada